UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2012

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On September 19, 2012, LRR Energy, L.P. issued a press release announcing that it will present at the IPAA 2012 Oil and Gas Investment Symposium (OGIS) in San Francisco on Monday, September 24, at 4:00 p.m. Pacific Time.  The presentation slides to be utilized at the conference are being furnished as Exhibit 99.1 to this current report on Form 8-K and are available on our website, www.lrrenergy.com.

On September 24, 2012, LRR Energy, L.P. posted its Commodity Hedge Portfolio as of September 21, 2012 to its website.  These slides are being furnished as Exhibit 99.2 to this current report on Form 8-K and are available on our website.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Presentation to the IPAA 2012 Oil and Gas Investment Symposium (OGIS), September 24, 2012, by LRR Energy, L.P.
99.2	LRR Energy, L.P. Commodity Hedge Portfolio as of September 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: September 24, 2012	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice-President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Presentation to the IPAA 2012 Oil and Gas Investment Symposium (OGIS), September 24, 2012, by LRR Energy, L.P.
99.2	LRR Energy, L.P. Commodity Hedge Portfolio as of September 21, 2012